LAZARD REPORTS SECOND QUARTER AND FIRST HALF 2026 RESULTS

NEW YORK, July 23, 2026 – Lazard, Inc. (NYSE: LAZ) today reported net revenue of $808 million and adjusted net revenue1 of $786 million for the quarter ended June 30, 2026. For the first half of 2026, Lazard reported net revenue of $1,564 million and adjusted net revenue1 of $1,459 million.

On a U.S. GAAP basis, Lazard reported second-quarter 2026 net income of $5 million or $0.03 per share, diluted. For the first half of 2026, net income on a U.S. GAAP basis was $106 million or $0.94 per share, diluted. On an adjusted basis1, Lazard reported second-quarter 2026 net income of $13 million or $0.12 per share, diluted. For the first half of 2026, adjusted net income1 was $60 million or $0.54 per share, diluted.

"Lazard continues to progress toward our 2030 objectives, with underlying trends reinforcing our confidence in our long-term growth strategy," said Peter R. Orszag, CEO and Chairman. "In Asset Management, we delivered our best first-half net inflows in nearly 20 years and reached record reported AUM, providing clear evidence of the inflection we anticipated. In Financial Advisory, we achieved our strongest announced half-year league table position since 2014, with a variety of forward indicators supporting our view that the investments we made to strengthen our MD talent are shifting from a headwind to a tailwind for productivity and revenue growth."

"We are excited about the momentum and evidence of progress across both of our businesses," said Tracy Farr, CFO. "This quarter's earnings were impacted by an elevated tax rate, which is not indicative of the full-year rate. In addition, as we exit the most substantial period of repositioning our advisory talent, the benefits of our growth investments will increasingly mature into earnings. Combined with our focus on operational efficiency, this supports our path toward long-term profitability and shareholder value."

(Selected results, $ in millions,	Three Months Ended			Six Months Ended
except per share data and AUM)	June 30,			June 30,
U.S. GAAP Financial Measures	2026	2025	% Change	2026	2025	% Change
Net Revenue	$808	$796	1%	$1,564	$1,444	8%
Financial Advisory	$450	$497	(9%)	$810	$865	(6%)
Asset Management	$351	$292	20%	$761	$581	31%

Net Income	$5	$55	(91%)	$106	$116	(9%)
Per share, diluted	$0.03	$0.52	(94%)	$0.94	$1.08	(13%)

Adjusted Financial Measures[1]
Net Revenue	$786	$770	2%	$1,459	$1,413	3%
Financial Advisory	$445	$491	(9%)	$801	$861	(7%)
Asset Management	$331	$268	23%	$640	$533	20%

Net Income	$13	$55	(77%)	$60	$116	(49%)
Per share, diluted	$0.12	$0.52	(77%)	$0.54	$1.08	(50%)

Assets Under Management (AUM) ($ in billions)
Ending AUM	$285	$248	15%
Average AUM	$279	$239	17%	$271	$235	16%
Notes: The effective tax rate for this quarter includes certain anomalous factors, including the effect of the catch-up adjustment from the tax benefit related to the vesting of equity awards in the first quarter, and is not indicative of the expected full-year tax rate.
Reconciliations of U.S. GAAP to Adjusted results are shown on pages 13-15. Endnotes are on page 5 of this release.

NET REVENUE
Financial Advisory
For the second quarter of 2026, Financial Advisory reported net revenue and adjusted net revenue1 of $450 million and $445 million, respectively, both 9% lower than the second quarter of 2025.
For the first half of 2026, Financial Advisory reported net revenue and adjusted net revenue1 of $810 million and $801 million, respectively, 6% and 7% lower than the first half of 2025, respectively.

Lazard is one of the world’s leading independent financial advisors, serving as a trusted partner to clients on significant and complex M&A transactions. During and since the second quarter of 2026, we advised on the largest energy deal in history, NextEra Energy on its combination with Dominion Energy with a combined enterprise value of $420 billion. Reflecting our continued investment in our world-class healthcare franchise, we also advised on eight announced biopharma transactions over $1 billion, including Vertex on its $10 billion acquisition of Crinetics Pharmaceuticals, Servier on its up to $2.7 billion acquisition of Edgewise Therapeutics’ Muscular Dystrophy business, and Vaccine Company on its up to $1.6 billion sale to Eli Lilly.

In addition, we advised on the following transactions (clients are in italics):
•Altice France’s proposed up to €21.0 billion sale of SFR to Bouygues Telecom, the Free–iliad Group, and Orange
•Olin on its $10.0 billion merger of equals with Huntsman
•SunOpta on its $1.1 billion sale to Refresco
•CVC’s acquisition of Irca
•Apollo’s acquisition of the Prosol Group
•Network Connex’s sale to Olympus Partners

Lazard provides tailored advice, expertise and access to a broad universe of capital providers through our Private Capital Advisory and Capital Solutions practices. Private Capital Advisory assignments include advising Corsair Capital, G Square, and Verdane Capital on continuation funds and advising on the closing of Regal Healthcare’s Fund IV and Uplift's Fund I. In addition, Lazard advised Thoreau on fundraising and its investment in Ensemble Health and on financing for Atos, DomusVi, and Loxam.

Lazard’s restructuring and liability management practice has been engaged in a broad range of mandates including debtor roles involving Deutsche Glasfaser, Republic National Distributing Company, Searles Valley Minerals, and Xerox Holdings, and creditor roles involving Dish, Gigaclear, Saks Global, and Trinseo.

In addition, Lazard is the preeminent financial advisor to governments and public sector entities across the world with recent mandates including the Government of Morocco, SriLankan Airlines, and the Government of Zambia.
For a list of publicly announced transactions please visit our website or follow Lazard on LinkedIn.
Asset Management
For the second quarter of 2026, Asset Management reported net revenue and adjusted net revenue1 of $351 million and $331 million, respectively, 20% and 23% higher than the second quarter of 2025, respectively.
Management fees on an adjusted basis1 were $310 million for the second quarter of 2026, 23% higher than the second quarter of 2025, and 5% higher than the first quarter of 2026.

Incentive fees on an adjusted basis1 were $5 million for the second quarter of 2026, compared to $4 million for the second quarter of 2025.
Other revenue2 on an adjusted basis1 was $16 million for the second quarter of 2026, compared to $13 million for the second quarter of 2025.
Average assets under management (AUM) was $279 billion for the second quarter of 2026, 17% higher than the second quarter of 2025, and 5% higher than the first quarter of 2026.
For the first half of 2026, Asset Management net revenue and adjusted net revenue1 were $761 million and $640 million, 31% and 20% higher than the first half of 2025, respectively. On a U.S. GAAP basis, net revenue for the first half of 2026 included a non-cash gain on the sale and deconsolidation of the Edgewater management vehicles.
Management fees on an adjusted basis1 were $606 million for the first half of 2026, 24% higher than the first half of 2025.
Incentive fees on an adjusted basis1 were $17 million for the first half of 2026, compared to $13 million for the first half of 2025.
Other revenue2 on an adjusted basis1 was $17 million for the first half of 2026, compared to $31 million for the first half of 2025.
Average AUM for the first half of 2026 was $271 billion, 16% higher than the first half of 2025, with positive net flows for the first half of 2026 of $7.4 billion. AUM as of June 30, 2026 was $285 billion, 15% higher than June 30, 2025, 10% higher than March 31, 2026. The sequential change from March 31, 2026 was driven by market appreciation of $27.1 billion, an increase of $1.0 billion attributable to acquiring a controlling interest in Elaia Partners, net outflows of $1.6 billion, and foreign exchange depreciation of $1.1 billion.
OPERATING EXPENSES
Compensation and Benefits Expense
For the second quarter of 2026, compensation and benefits expense on a U.S. GAAP and an adjusted basis1 was $562 million and $550 million, respectively, compared to $519 million and $504 million, respectively, for the second quarter of 2025. The adjusted compensation ratio3 for the second quarter of 2026 was 69.9%, compared to the second-quarter 2025 ratio of 65.5%.
For the first half of 2026, compensation and benefits expense on a U.S. GAAP and an adjusted basis1 was $1,054 million and $1,020 million, respectively, compared to $949 million and $926 million, respectively, for the first half of 2025. The adjusted compensation ratio3 for the first half of 2026 was 69.9%, compared to 65.5% for the first half of 2025.
We focus on the adjusted compensation ratio3 to manage costs, balancing a view of current conditions in the market for talent alongside our objective to drive long-term shareholder value. As part of our Lazard 2030 vision and long-term growth strategy, we aim to deliver an adjusted compensation ratio3 of 60% or below, with timing dependent on market conditions.

Non-Compensation Expenses
For the second quarter of 2026, non-compensation expenses on a U.S. GAAP basis were $208 million, 13% higher than the second quarter of 2025. On an adjusted basis1, non-compensation expenses were $172 million, 9% higher than the second quarter of 2025.
The adjusted non-compensation ratio4 was 21.8% for the second quarter of 2026, compared to 20.4% for the second quarter of 2025.
For the first half of 2026, non-compensation expenses on a U.S. GAAP basis were $383 million, 10% higher than the first half of 2025. On an adjusted basis1, non-compensation expenses were $320 million, 5% higher than the first half of 2025.
The adjusted non-compensation ratio4 was 22.0% for the first half of 2026, compared to 21.6% for the first half of 2025.
As part of our Lazard 2030 vision and long-term growth strategy, we aim to deliver an adjusted non-compensation ratio4 between 16% to 20%, with timing dependent on market conditions.
TAXES
The provision for income taxes on a U.S. GAAP and an adjusted basis1 was $24 million and $30 million, respectively, for the second quarter of 2026, which equates to an effective tax rate of 63.5% on a U.S. GAAP basis and 69.7% on an adjusted basis1.
The provision for income taxes on a U.S. GAAP and an adjusted basis1 was $13 million and $14 million, respectively, for the first half of 2026, which equates to an effective tax rate of 10.1% on a U.S. GAAP basis and 19.2% on an adjusted basis1.
CAPITAL MANAGEMENT AND BALANCE SHEET
In the second quarter of 2026, Lazard returned $103 million to shareholders, which included: $49 million in dividends; $50 million in repurchases of our common stock; and $4 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
In the first half of 2026, Lazard returned $277 million to shareholders, which included: $96 million in dividends; $52 million in repurchases of our common stock; and $129 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
During the first half of 2026, we repurchased 1.2 million shares at an average price of $43.79. On July 22, 2026, our Board of Directors authorized additional share repurchases of $200 million, which expire as of December 31, 2028, bringing our total outstanding share repurchase authorization to approximately $257 million.
On July 22, 2026, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on August 14, 2026, to stockholders of record on August 3, 2026.
Lazard’s financial position remains strong. As of June 30, 2026, our cash and cash equivalents were $1,100 million.

ENDNOTES
1 A non-GAAP measure. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is a meaningful and useful way to compare our operating results across periods.
2 Beginning in the first quarter of 2026, the Company presents Other revenue separately from Management fees in order to improve the analysis of average annual fee rates. Prior period results have been recast to conform to this change. Other revenue generally consists of commission income, net interest income, and net investment gains/losses.
3 A non-GAAP measure which represents adjusted compensation and benefits expense as a percentage of adjusted net revenue.
4 A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenue.
CONFERENCE CALL
Lazard will host a conference call at 8:00 a.m. ET on July 23, 2026, to discuss the company’s financial results for the second quarter of 2026. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing +1 800-445-7795 (toll-free, U.S. and Canada) or +1 785-424-1699 (outside of the U.S. and Canada), 15 minutes prior to the start of the call. Conference ID: LAZQ226.
A replay of the conference call will be available by 10:00 a.m. ET, July 23, 2026, via the Lazard Investor Relations website at www.lazard.com, or by dialing +1 800-839-2382 (toll-free, U.S. and Canada) or +1 402-220-7201 (outside of the U.S. and Canada).
ABOUT LAZARD
Founded in 1848, Lazard is the preeminent financial advisory and asset management firm, with operations in North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. Lazard is listed on the New York Stock Exchange as Lazard, Inc. under the ticker LAZ. For more information, please visit Lazard.com and Lazard on LinkedIn.
Media Contact:
Shannon Houston
+1 212-632-6880
Shannon.Houston@lazard.com
Investor Contact:
William Murdock
+1 212-632-1564
William.Murdock@lazard.com

Cautionary Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” “pipeline,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the following:
•Adverse general economic conditions or adverse conditions in global or regional financial markets;
•Changes in international trade policies and practices including the implementation of tariffs, proposed further tariffs, and responses from other jurisdictions, the risk of potential government shutdowns, and the economic impacts, volatility and uncertainty resulting therefrom;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses;
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•Changes in relevant tax laws, regulations or treaties or an adverse interpretation of those items

These risks and uncertainties are not exhaustive. Our SEC reports describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

As a result, there can be no assurance that the forward-looking statements included in this release will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard, Inc. is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.
***

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands, except per share data)	2026	2026	2025	2026	2025

REVENUE
Total revenue	$830,200	$779,399	$817,160	7%	2%
Interest expense	(22,531)	(22,817)	(21,163)
Net revenue	807,669	756,582	795,997	7%	1%

OPERATING EXPENSES
Compensation and benefits	562,409	491,894	519,208	14%	8%

Occupancy and equipment	33,807	31,420	33,703
Marketing and business development	34,408	28,662	29,593
Technology and information services	52,633	48,275	49,272
Professional services	32,879	20,678	24,589
Fund administration and outsourced services	38,054	33,516	30,054
Other	15,876	12,563	16,497
Non-compensation expenses	207,657	175,114	183,708	19%	13%
Operating expenses	770,066	667,008	702,916	15%	10%

Operating income	37,603	89,574	93,081	(58%)	(60%)

Provision (benefit) for income taxes	23,871	(10,989)	31,764	NM	(25%)
Net income	13,732	100,563	61,317	(86%)	(78%)
Net income (loss) attributable to noncontrolling interests	8,924	(353)	5,971
Net income attributable to Lazard, Inc.	$4,808	$100,916	$55,346	(95%)	(91%)

Attributable to Lazard, Inc. Common Stockholders:
Weighted average shares outstanding:
Basic	101,357,540	99,460,256	97,534,319	2%	4%
Diluted	107,341,353	106,787,975	104,911,633	1%	2%

Net income per share:
Basic	$0.03	$0.98	$0.56	(97%)	(95%)
Diluted	$0.03	$0.91	$0.52	(97%)	(94%)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Six Months Ended
	June 30,	June 30,
($ in thousands, except per share data)	2026	2025	% Change

REVENUE
Total revenue	$1,609,599	$1,486,324	8%
Interest expense	(45,348)	(42,276)
Net revenue	1,564,251	1,444,048	8%

OPERATING EXPENSES
Compensation and benefits	1,054,303	949,478	11%

Occupancy and equipment	65,227	69,116
Marketing and business development	63,070	57,324
Technology and information services	100,908	95,488
Professional services	53,557	43,426
Fund administration and outsourced services	71,570	56,599
Other	28,439	24,901
Non-compensation expenses	382,771	346,854	10%
Operating expenses	1,437,074	1,296,332	11%

Operating income	127,177	147,716	(14%)

Provision for income taxes	12,882	24,410	(47%)
Net income	114,295	123,306	(7%)
Net income attributable to noncontrolling interests	8,571	7,585
Net income attributable to Lazard, Inc.	$105,724	$115,721	(9%)

Attributable to Lazard, Inc. Common Stockholders:
Weighted average shares outstanding:
Basic	100,408,897	96,394,871	4%
Diluted	107,064,663	104,870,193	2%

Net income per share:
Basic	$1.01	$1.17	(14%)
Diluted	$0.94	$1.08	(13%)

CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP - unaudited)

	As of
	June 30,	December 31,
($ in thousands)	2026	2025

ASSETS

Cash and cash equivalents	$1,099,790	$1,469,416
Deposits with banks and short-term investments	197,187	167,134
Restricted cash	5,779	34,021
Receivables	765,228	897,786
Investments	540,634	625,846
Property	152,658	168,005
Operating lease right-of-use assets	393,617	412,584
Goodwill and other intangible assets	447,556	395,262
Deferred tax assets	468,830	449,531
Other assets	293,382	316,687

Total Assets	$4,364,661	$4,936,272

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS’ EQUITY

Liabilities

Deposits and other customer payables	$362,909	$330,852
Accrued compensation and benefits	365,776	794,754
Operating lease liabilities	463,473	485,149
Senior debt	1,689,530	1,688,086
Other liabilities	467,155	652,763
Total liabilities	3,348,843	3,951,604

Commitments and contingencies

Redeemable noncontrolling interests	111,286	78,379

Stockholders’ equity

Preferred stock, par value $.01 per share	–	–
Common stock, par value $.01 per share	1,105	1,117
Additional paid-in capital	195,119	306,425
Retained earnings	1,505,836	1,517,571
Accumulated other comprehensive loss, net of tax	(278,753)	(271,509)
Subtotal	1,423,307	1,553,604
Common stock held in treasury, at cost	(509,002)	(684,411)
Total Lazard, Inc. stockholders’ equity	914,305	869,193
Noncontrolling interests	(9,773)	37,096
Total stockholders’ equity	904,532	906,289

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$4,364,661	$4,936,272

Note: In the first quarter of 2026, the Company changed its accounting principle for recognizing compensation expense for share-based incentive compensation awards and certain deferred compensation arrangements with only a service condition. As a result, the cumulative effect of applying the change to the prior period is reflected on the Company's Condensed Consolidated Statement of Financial Condition as of December 31, 2025.

SELECTED SUMMARY FINANCIAL INFORMATION
(Adjusted Basis - Non-GAAP - unaudited)

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands, except per share data)	2026	2026	2025	2026	2025

Net Revenue:

Financial Advisory	$445,319	$356,169	$491,359	25%	(9%)
Asset Management	331,308	308,838	268,491	7%	23%
Corporate	9,839	7,976	10,016	23%	(2%)

Adjusted net revenue	$786,466	$672,983	$769,866	17%	2%

Expenses:

Adjusted compensation and benefits expense	$549,571	$470,584	$504,263	17%	9%
Adjusted compensation ratio (a)	69.9%	69.9%	65.5%

Adjusted non-compensation expenses	$171,720	$148,675	$157,371	16%	9%
Adjusted non-compensation ratio (b)	21.8%	22.1%	20.4%

Earnings:

Adjusted operating income	$65,175	$53,724	$108,232	21%	(40%)
Adjusted operating margin (c)	8.3%	8.0%	14.1%

Adjusted net income	$12,952	$46,618	$55,346	(72%)	(77%)

Adjusted diluted net income per share	$0.12	$0.42	$0.52	(71%)	(77%)

Adjusted diluted weighted average shares (d)	110,458,354	110,364,000	106,696,656	–%	4%

Adjusted effective tax rate (e)	69.7%	(50.4%)	36.5%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Adjusted Results and Notes to Financial Schedules.

See Notes to Financial Schedules

SELECTED SUMMARY FINANCIAL INFORMATION
(Adjusted Basis - Non-GAAP - unaudited)

	Six Months Ended
	June 30,	June 30,
($ in thousands, except per share data)	2026	2025	% Change

Net Revenue:

Financial Advisory	$801,488	$860,902	(7%)
Asset Management	640,146	532,985	20%
Corporate	17,815	19,164	(7%)

Adjusted net revenue	$1,459,449	$1,413,051	3%

Expenses:

Adjusted compensation and benefits expense	$1,020,155	$925,549	10%
Adjusted compensation ratio (a)	69.9%	65.5%

Adjusted non-compensation expenses	$320,395	$305,253	5%
Adjusted non-compensation ratio (b)	22.0%	21.6%

Earnings:

Adjusted operating income	$118,899	$182,249	(35%)
Adjusted operating margin (c)	8.1%	12.9%

Adjusted net income	$59,570	$115,721	(49%)

Adjusted diluted net income per share	$0.54	$1.08	(50%)

Adjusted diluted weighted average shares (d)	110,411,176	107,186,445	3%

Adjusted effective tax rate (e)	19.2%	17.4%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Adjusted Results and Notes to Financial Schedules.

See Notes to Financial Schedules

ASSETS UNDER MANAGEMENT
(unaudited)

	As of			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in millions)	2026	2026	2025	2026	2025

AUM by Asset Class:
Equity:
Emerging Markets	$51,153	$43,786	$33,095	16.8%	54.6%
Global / International	136,748	124,432	106,809	9.9%	28.0%
U.S.	26,467	24,831	39,735	6.6%	(33.4%)
Total Equity	214,368	193,049	179,639	11.0%	19.3%
Fixed Income	34,977	34,423	34,534	1.6%	1.3%
Multi Asset	24,480	23,113	24,832	5.9%	(1.4%)
Alternative Investments	10,825	8,602	9,355	25.8%	15.7%
Total AUM	$284,650	$259,187	$248,360	9.8%	14.6%

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025

AUM - Beginning of Period	$259,187	$254,300	$227,427	$254,300	$226,321
Net Flows	(1,614)	9,005	677	7,391	(2,982)
Market Value Appreciation	27,111	354	11,886	27,465	12,711
Foreign Exchange Appreciation / (Depreciation)	(1,067)	(2,980)	8,370	(4,047)	12,310
Acquisitions / (Divestitures)	1,033	(1,492)	–	(459)	–
AUM - End of Period	$284,650	$259,187	$248,360	$284,650	$248,360

Average AUM	$279,116	$265,520	$238,552	$271,166	$234,620

% Change in Average AUM	–%	5.1%	17.0%		15.6%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period. In 2026, AUM Asset Classes have been expanded to include a multi asset classification. The comparable prior period information has been recast to reflect the current presentation.

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands)	2026	2026	2025	2026	2025

Net Revenue
Financial Advisory net revenue - U.S. GAAP	$450,167	$359,568	$497,306	$809,735	$864,665
Adjustments:
Reimbursable deal costs, provision for credit losses and other (f)	(4,848)	(3,399)	(5,952)	(8,247)	(3,771)
Interest expense (g)	–	–	5	–	8
Adjusted Financial Advisory net revenue	$445,319	$356,169	$491,359	$801,488	$860,902

Asset Management net revenue - U.S. GAAP	$351,031	$409,763	$292,478	$760,794	$580,578
Adjustments:
Noncontrolling interests and similar arrangements (h)	(147)	(3,446)	(5,225)	(3,593)	(12,075)
Distribution fees and other (f)	(22,077)	(19,530)	(18,765)	(41,607)	(35,527)
Interest expense (g)	19	41	3	60	9
Gain on sale and deconsolidation of Edgewater (i)	2,482	(77,990)	–	(75,508)	–
Adjusted Asset Management net revenue	$331,308	$308,838	$268,491	$640,146	$532,985

Corporate net revenue - U.S. GAAP	$6,471	($12,749)	$6,213	($6,278)	($1,195)
Adjustments:
Noncontrolling interests and similar arrangements (h)	(9,122)	(180)	(6,775)	(9,302)	(5,936)
Gains related to Lazard Fund Interests (“LFI”) and similar arrangements (j)	(9,921)	(1,782)	(10,509)	(11,703)	(15,752)
Interest expense (g)	22,411	22,687	21,087	45,098	42,047
Adjusted Corporate net revenue	$9,839	$7,976	$10,016	$17,815	$19,164

Net revenue - U.S. GAAP	$807,669	$756,582	$795,997	$1,564,251	$1,444,048
Adjustments:
Noncontrolling interests and similar arrangements (h)	(9,269)	(3,626)	(12,000)	(12,895)	(18,011)
Gains related to Lazard Fund Interests (“LFI”) and similar arrangements (j)	(9,921)	(1,782)	(10,509)	(11,703)	(15,752)
Distribution fees, reimbursable deal costs, provision for credit losses and other (f)	(26,925)	(22,929)	(24,717)	(49,854)	(39,298)
Interest expense (g)	22,430	22,728	21,095	45,158	42,064
Gain on sale and deconsolidation of Edgewater (i)	2,482	(77,990)	–	(75,508)	–
Adjusted net revenue	$786,466	$672,983	$769,866	$1,459,449	$1,413,051

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands, except per share data)	2026	2026	2025	2026	2025

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP	$562,409	$491,894	$519,208	$1,054,303	$949,478
Adjustments:
Noncontrolling interests and similar arrangements (h)	(142)	(2,870)	(4,436)	(3,012)	(8,177)
Charges pertaining to LFI and similar arrangements (j)	(9,921)	(1,782)	(10,509)	(11,703)	(15,752)
Expenses associated with senior management transition (k)	(2,775)	(16,658)	–	(19,433)	–
Adjusted compensation and benefits expense	$549,571	$470,584	$504,263	$1,020,155	$925,549

Non-Compensation Expenses
Non-compensation expenses - U.S. GAAP	$207,657	$175,114	$183,708	$382,771	$346,854
Adjustments:
Noncontrolling interests and similar arrangements (h)	(204)	(1,110)	(1,594)	(1,314)	(2,251)
Distribution fees, reimbursable deal costs, provision for credit losses and other (f)	(26,925)	(22,929)	(24,717)	(49,854)	(39,298)
Expenses related to the pending acquisition of Campbell Lutyens (l)	(8,808)	(2,400)	–	(11,208)	–
Other	–	–	(26)	–	(52)
Adjusted non-compensation expenses	$171,720	$148,675	$157,371	$320,395	$305,253

Operating Income
Operating income - U.S. GAAP	$37,603	$89,574	$93,081	$127,177	$147,716
Adjustments:
Noncontrolling interests and similar arrangements (h)	(8,923)	354	(5,970)	(8,569)	(7,583)
Interest expense (g)	22,430	22,728	21,095	45,158	42,064
Gain on sale and deconsolidation of Edgewater (i)	2,482	(77,990)	–	(75,508)	–
Expenses associated with senior management transition (k)	2,775	16,658	–	19,433	–
Expenses related to the pending acquisition of Campbell Lutyens (l)	8,808	2,400	–	11,208	–
Other	–	–	26	–	52
Adjusted operating income	$65,175	$53,724	$108,232	$118,899	$182,249

Provision (Benefit) for Income Taxes
Provision (benefit) for income taxes - U.S. GAAP	$23,871	($10,989)	$31,764	$12,882	$24,410
Adjustment:
Tax effect of adjustments	5,921	(4,634)	–	1,287	–
Adjusted provision (benefit) for income taxes	$29,792	($15,623)	$31,764	$14,169	$24,410

Net Income attributable to Lazard, Inc.
Net income attributable to Lazard, Inc. - U.S. GAAP	$4,808	$100,916	$55,346	$105,724	$115,721
Adjustments:
Gain on sale and deconsolidation of Edgewater (i)	2,482	(77,990)	–	(75,508)	–
Expenses associated with senior management transition (k)	2,775	16,658	–	19,433	–
Expenses related to the pending acquisition of Campbell Lutyens (l)	8,808	2,400	–	11,208	–
Tax effect of adjustments	(5,921)	4,634	–	(1,287)	–
Adjusted net income	$12,952	$46,618	$55,346	$59,570	$115,721

Diluted Weighted Average Shares Outstanding
Diluted weighted average shares outstanding - U.S. GAAP	107,341,353	106,787,975	104,911,633	107,064,663	104,870,193
Adjustment:
Participating securities including profits interest participation rights and other	3,117,001	3,576,025	1,785,023	3,346,513	2,316,252
Adjusted diluted weighted average shares outstanding (d)	110,458,354	110,364,000	106,696,656	110,411,176	107,186,445

Diluted Net Income per Share
Diluted net income per share - U.S. GAAP	$0.03	$0.91	$0.52	$0.94	$1.08
Diluted net income effect of adjustments	0.09	(0.49)	–	(0.40)	–
Adjusted net income per share	$0.12	$0.42	$0.52	$0.54	$1.08

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF NON-COMPENSATION EXPENSES U.S. GAAP TO ADJUSTED
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands)	2026	2026	2025	2026	2025

Non-compensation expenses - U.S. GAAP:
Occupancy and equipment	$33,807	$31,420	$33,703	$65,227	$69,116
Marketing and business development	34,408	28,662	29,593	63,070	57,324
Technology and information services	52,633	48,275	49,272	100,908	95,488
Professional services	32,879	20,678	24,589	53,557	43,426
Fund administration and outsourced services	38,054	33,516	30,054	71,570	56,599
Other	15,876	12,563	16,497	28,439	24,901
Non-compensation expenses - U.S. GAAP	$207,657	$175,114	$183,708	$382,771	$346,854

Non-compensation expenses - Adjustments:
Occupancy and equipment (h)	($9)	($96)	($95)	($105)	($190)
Marketing and business development (f) (h)	(3,741)	(3,925)	(4,032)	(7,666)	(6,689)
Technology and information services (f) (h)	(26)	(55)	(35)	(81)	(63)
Professional services (f) (h) (l)	(9,407)	(3,851)	(931)	(13,258)	(2,667)
Fund administration and outsourced services (f) (h)	(20,951)	(18,340)	(17,744)	(39,291)	(33,587)
Other (f) (h)	(1,803)	(172)	(3,500)	(1,975)	1,595
Non-compensation expenses - Adjustments	($35,937)	($26,439)	($26,337)	($62,376)	($41,601)

Adjusted non-compensation expenses:
Occupancy and equipment	$33,798	$31,324	$33,608	$65,122	$68,926
Marketing and business development	30,667	24,737	25,561	55,404	50,635
Technology and information services	52,607	48,220	49,237	100,827	95,425
Professional services	23,472	16,827	23,658	40,299	40,759
Fund administration and outsourced services	17,103	15,176	12,310	32,279	23,012
Other	14,073	12,391	12,997	26,464	26,496
Adjusted non-compensation expenses	$171,720	$148,675	$157,371	$320,395	$305,253

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

Notes to Financial Schedules

(a)	A non-GAAP measure which represents adjusted compensation and benefits expense as a percentage of adjusted net revenue.

(b)	A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenue.

(c)	A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenue.

(d)	A non-GAAP measure which includes incremental units of profits interest participation rights (“PIPRs”). PIPRs are equity incentive awards under our long-term incentive compensation program that, subject to certain conditions, may be exchanged for shares of our common stock.

(e)	A non-GAAP measure which represents the adjusted provision (benefit) for income taxes as a percentage of adjusted operating income less interest expense, amortization and other acquisition-related costs.

		Three Months Ended			Six Months Ended
	($ in thousands)	June 30,	March 31,	June 30,	June 30,	June 30,
		2026	2026	2025	2026	2025
	Adjusted provision (benefit) for income taxes	$29,792	($15,623)	$31,764	$14,169	$24,410
	Adjusted operating income less interest expense, amortization and other acquisition-related costs	$42,745	$30,996	$87,111	$73,741	$140,133
	Adjusted effective tax rate	69.7%	(50.4%)	36.5%	19.2%	17.4%

(f)	Represents certain distribution, introducer and management fees paid to third parties, reimbursable deal costs, and provision for credit losses relating to fees and other receivables that are deemed uncollectible, for which an equal amount is excluded for purposes of determining adjusted non-compensation expenses and included for purposes of determining adjusted net revenue.

(g)	Interest expense, excluding interest expense incurred by Lazard Frères Banque SA (“LFB”), is added back in determining adjusted net revenue because such expense relates to corporate financing activities and is not considered to be a cost directly related to the revenue of our business.

(h)	(Revenue) loss and expenses related to the consolidation of noncontrolling interests and similar arrangements are excluded because the Company has no economic interest in such amounts.

(i)	Represents a non-cash gain on the sale and deconsolidation of the Edgewater management vehicles.

(j)	In connection with Lazard Fund Interests (“LFI”) and other similar deferred compensation arrangements, represents changes in the fair value of investments held and the compensation liability recorded, both of which are excluded from adjusted net revenue and adjusted compensation and benefits expense, respectively.

(k)	Represents expenses associated with the departure of certain executive officers.

(l)	Represents expenses related to the pending acquisition of Campbell Lutyens.

NM	Not meaningful